SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.

(Name of Registrant as Specified in Its Charter)

Registrant

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Inside Harris Wisconsin Newsletter
Issue 1 October, 2007

Introducing Inside Harris

Integration Newsletter Launched

The recent announcements of Harris’ planned acquisitions of Merchants & Manufacturers Bancorporation and Ozaukee Bank undoubtedly brought a great deal of excitement but also a fair amount of curiosity. Who is Harris? What does this mean for my customers? What does this mean for me?

To answer some of those questions and to keep you informed throughout the acquisition and integration process, we are pleased to bring you Inside Harris, a newsletter produced by the Harris organization specifically for Wisconsin.

In this newsletter you will find profiles on key Harris people you should know, insight into Harris’ products and services, as well as updates as we achieve key milestones throughout the stages of acquisition and integration.

We also want to know what is on your mind. If you have suggested topics you would like us to consider for upcoming issues, please email them to jamie.maravich@harrisbank.com.

We hope you enjoy Inside Harris!❖

Save the Date: Employee Orientation

Information sessions to provide Ozaukee Bank and MMBC employees with a thorough understanding of benefit options and the enrollment process have been scheduled. Please be sure to attend one of these helpful sessions.

Ozaukee Bank:

October 31 and November 1 in Port Washington*

MMBC:

October 29 in Oconto Falls

October 30 in Milwaukee

October 31 and November 1 in Port Washington*

November 5 in Milwaukee

November 5 in Reedsburg

November 6 in LaCrosse

*	Separate meeting times have been established for each bank

Meet the Harris Team

This Month: Tim Crane

President, Harris Community Banking

Tim Crane is President, Harris Bankcorp, Inc. and Harris Community Banking. He is responsible for its network of more than 230 banking locations throughout Illinois and Indiana. In addition, he is responsible for the bank’s nationwide automobile financing business, its consumer lending/mortgage business and its retail brokerage business.

Crane began his banking career with Harris in 1984 and most recently was Executive Vice President, Chicagoland - North Division and he also had responsibility for the bank’s automobile financing business and its consumer lending/mortgage business. Previously, he worked in Harris' Commercial Lending, Cash Management and Marketing divisions, and he served as head of the Consumer Lending/Mortgage Group. During his tenure, his work responsibilities have encompassed activities in the Canadian and Mexican banking markets.

Crane serves on the board of directors for Metropolitan Family Services, one of Chicago’s largest social service agencies and the Metropolitan Planning Council, which serves Northern Illinois. Crane is a member of the Financial Services Roundtable and serves on the Consumer Banker’s Association Government Relations Committee. He has been a speaker and instructor for various industry groups.

Crane earned a Bachelor of Science degree from the University of Illinois and an MBA from the University of Chicago. He has participated in continuing education programs at both Northwestern’s Kellogg School of Management and the Ivy School of Business in Toronto.❖

Inside Harris – Employee Newsletter page 2

Integration Updates

What’s going on behind the scenes

From the moment that the announcements were made that Harris intends to acquire Ozaukee Bank and Merchants & Manufacturers Bancorporation, teams at each bank started working hard to determine the most seamless way to join forces. Now you may ask yourself what it means to have an intent to acquire and that is a valid question. It means that MMBC and Ozaukee Bank each entered into an agreement to be acquired by Harris and are working with Harris towards closing the deal. Closing the deal is contingent upon several factors including the receipt of approval from MMBC and Ozaukee Bank shareholders, for the MMBC and Ozaukee transactions respectively, as well as receipt of regulatory approval. The closing date for each acquisition is anticipated to occur before the end of 2007.

The closing of the deal marks the time when the integration phase can really take shape. During the integration phase, the banks work together to determine how to combine their businesses in such a way that results in a smooth transition for both the employees and the customers. Each decision that is made is done so with those goals as their guiding philosophy. Some examples of key integration work that is already underway includes: behind the scenes HR work to implement benefits and payroll systems, analysis to better understand existing loan portfolios, information sharing sessions to understand each Wisconsin market and how banks compete in that market, and introductory meetings to introduce department leaders. A few small examples of key integration work that will take place over the coming months includes: enrollment preparation to Harris HR benefits, and further analysis of systems, processes and products. Due to these activities and several others, Harris will be able to determine the best timing and most efficient way to bring our companies together and to move towards systems conversion.

Systems conversion is the part of the process that really makes the banks look and feel the same to their customers. At that time, customer information will be transferred on to Harris systems which will provide them with the ability to transact at existing Harris locations and will also provide existing Harris customers with the ability to transact at the current MMBC and Ozaukee Bank locations. Systems conversion will take place sometime in 2008.

A great deal of training will be provided to prepare MMBC and Ozaukee Bank employees for this transition. Care is being taken to ensure that everyone gets the information that they need in such a way that is not too overwhelming. As such, questions, feedback and suggestions for future newsletter topics are welcome at all times.❖

Joining Forces to Grow Together in Wisconsin

Future partners Ozaukee Bank, Harris N.A. and MMBC fit perfectly together

Getting to Know MMBC

Merchants & Manufacturers Bancorporation (MMBC) was organized in 1983 and progressively grew by acquiring community banks throughout Wisconsin. Today, MMBC has 36 locations and is made up of six community banks: Wisconsin State Bank, Grafton State Bank, Lincoln State Bank, Fortress Bank, The Reedsburg Bank and Community Bank Financial. Each bank is actively involved in the local communities it serves and prides itself on understanding and meeting the needs of its customers.

‘Community People You Know” is MMBC’s slogan. It perfectly represents the cornerstone of the MMBC model: service from friendly faces you have come to know and trust.

Getting to Know Ozaukee Bank

Ozaukee Bank was organized in 1972, when eight local business people assembled in Grafton. A young entrepreneur, Mal Hepburn, borrowed a conference room and invited them to discuss the feasibility of a new bank he hoped to open. Ozaukee Bank commenced business in 1975 after its first stock sale generated initial Capitol of one million dollars. The Bank opened in a remodeled frame building in Cedarburg, with a staff of six, and has since grown into a full-service community bank with six locations throughout Ozaukee and Washington counties.

“Making a Difference” is Ozaukee Bank’s slogan. It perfectly represents the cornerstone of the Ozaukee Bank model: making a difference in the lives of clients, associates and the communities it serves.

Getting to Know Harris

Harris was founded in Chicago in 1882 as N.W. Harris & Co., an investment company. In 1907, N.W. Harris, the company founder, incorporated as Harris Trust and Savings Bank, a name that stood in Chicago until 2005, when Harris consolidated its charter structure into one entity: Harris National Association (N.A.). In 1984, Harris was acquired by BMO Financial Group, a Toronto-based company founded as Bank of Montreal in 1817. Harris is a dominant Chicago-based bank known for high levels of customer service and strong ties to the community, as well as its founding principles of honesty and fair dealing. Through acquisition and new branch openings, Harris has grown to more than 230 locations in Chicago and its suburbs, as well as Central and Northwest Indiana. Additionally, the organization has wealth management offices in Arizona, California, Florida, Georgia, Virginia and Washington. It also offers investment banking through the North American business BMO Capital Markets, which operates in the U.S. in California, Illinois, New York and Texas.

“We’re Here to Help” is the Harris brand promise. It represents the cornerstone of the Harris model: Helping customers obtain their financial goals. And how does Harris do that? By knowing customers, recognizing their needs, and taking steps to find ways to help make a difference in their lives.

Inside Harris – Employee Newsletter page 3

ADDITIONAL INFORMATION AND WHERE TO FIND IT - OZAUKEE BANK TRANSACTION

THIS LETTER DOES NOT CONSTITUTE AN OFFER OR SALE OF SECURITIES. BANK OF MONTREAL WILL FILE A PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS CONCERNING THE OZAUKEE BANK TRANSACTION REFERENCED HEREIN WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND OZAUKEE BANK SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING SUCH TRANSACTION, WHEN IT IS FILED BY BANK OF MONTREAL AND BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND OZAUKEE BANK SECURITY HOLDERS WILL BE ABLE TO OBTAIN A FREE COPY OF THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED BY BANK OF MONTREAL WHEN THEY BECOME AVAILABLE WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION’S WEBSITE WWW.SEC.GOV. THE PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS MAY ALSO BE OBTAINED WITHOUT CHARGE FROM BANK OF MONTREAL AND OZAUKEE BANK BY DIRECTING YOUR REQUEST TO BANK OF MONTREAL AT CORPORATE SECRETARY’S DEPARTMENT, 21st FLOOR, 1 FIRST CANADIAN PLACE, TORONTO, ONTARIO, M5X1A1 OR TERRI HAAS, VICE PRESIDENT, OZAUKEE BANK, (262) 375-5203.

ADDITIONAL INFORMATION AND WHERE TO FIND IT - MERCHANTS AND MANUFACTURERS TRANSACTION

IN CONNECTION WITH THE PROPOSED ACQUISITION OF MERCHANTS AND MANUFACTURERS, MERCHANTS AND MANUFACTURERS WILL PREPARE A DEFINITIVE PROXY STATEMENT TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC). WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO THE SHAREHOLDERS OF MERCHANTS AND MANUFACTURERS. BEFORE MAKING ANY VOTING DECISION, MERCHANTS AND MANUFACTURERS’ SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE ACQUISITION CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. MERCHANTS AND MANUFACTURERS’ SHAREHOLDERS WILL BE ABLE TO OBTAIN, WITHOUT CHARGE, A COPY OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC FROM THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV .. MERCHANTS AND MANUFACTURERS’ SHAREHOLDERS WILL ALSO BE ABLE TO OBTAIN, WITHOUT CHARGE, A COPY OF THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS (WHEN AVAILABLE) BY DIRECTING A REQUEST BY MAIL OR TELEPHONE TO JOHN KRAWCZYK, ESQ., EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL, MERCHANTS AND MANUFACTURERS BANCORPORATION, INC., 5445 WESTRIDGE DRIVE, NEW BERLIN, WI 53151, OR TELEPHONE: (262) 827-6700, OR FROM MERCHANTS AND MANUFACTURERS WEBSITE, HTTP://WWW.MMBANCORP.COM.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements that are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. These forward-looking statements include but are not limited to comments with respect to the objectives and strategies, financial condition, results of operations and businesses of Bank of Montreal, Ozaukee Bank and MMBC.

However, by their nature these forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, and the risk that predictions and other forward-looking statements will not be achieved. Bank of Montreal cautions readers of this news release not to place undue reliance on these forward-looking statements as a number of important factors could cause actual future results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements.

These risks, uncertainties and other factors include, but are not limited to, the satisfaction of acquisition closing conditions of each transaction; regulatory approval of the transactions and approval of the transactions by Ozaukee Bank and MMBC shareholders; the actual closing of the acquisition; the actual effects of the acquisition on the combined companies and their customers; the combined companies’ ability to successfully integrate and achieve desired operating synergies and results; and others discussed in filings with the Securities and Exchange Commission.

Participation in the Solicitation

Merchants and Manufacturers and its directors and officers may be deemed to be participants in the solicitation of proxies from Merchants and Manufacturers’ shareholders with respect to the acquisition. Shareholders may obtain additional information regarding the interests of Merchants and Manufacturers and its directors and executive officers in the acquisition, which may be different than those of Merchants and Manufacturers’ shareholders generally, by reading the proxy statement and other relevant documents regarding the acquisition, when filed with the SEC.

Inside Harris – Employee Newsletter page 4